                                                                   EXHIBIT 99.5

LETTER TO BENEFICIAL HOLDERS

                                $1,950,000,000

                               NEW TENNECO INC.

                            OFFER TO EXCHANGE

                                   AND

                           CONSENT SOLICITATION

 EACH OF THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, DECEMBER 10, 1996, UNLESS EXTENDED (THE "EXPIRATION TIME") OR EARLIER TERMINATED.

                                                            November [  ], 1996
To Our Clients:

  Enclosed for your consideration are a Prospectus and Consent Solicitation of New Tenneco Inc., a Delaware corporation ("New Tenneco"), dated November [ ], 1996 (the "Prospectus") and the related Letter of Transmittal and Consent (the "Letter of Transmittal") in connection with the offers by New Tenneco to exchange, upon the terms and subject to the conditions set forth in the Prospectus and in the Letter of Transmittal up to $1,950,000,000 principal amount of newly issued notes and debentures (the "New Securities") for any and all of the $1,950,000,000 aggregate principal amount of certain outstanding notes and debentures (the "Old Securities") issued by Tenneco Inc., a Delaware corporation ("Tenneco"), described herein (each such offer is referred to individually as an "Exchange Offer" and collectively as the "Exchange Offers").

  The following table sets forth the seven series of Old Securities that are subject to the Exchange Offers and indicates the New Securities to be received by the holders of Old Securities upon acceptance for exchange thereof by New Tenneco.

                                                THE EXCHANGING HOLDERS            OUTSTANDING
                                                  WILL RECEIVE $1,000              AGGREGATE
   FOR EACH $1,000 PRINCIPAL AMOUNT      PRINCIPAL AMOUNT OF THE FOLLOWING NEW     PRINCIPAL
   OF THE FOLLOWING OLD SECURITIES:                   SECURITIES:                   AMOUNT
   --------------------------------      -------------------------------------    -----------
 6 1/2% Notes due 2005 of Tenneco      6.70% Notes due 2005 of New Tenneco       $300,000,000
 7 1/4% Debentures due 2025 of Tenneco 7.45% Debentures due 2025 of New Tenneco  $300,000,000
 7 7/8% Notes due 2002 of Tenneco      8.075% Notes due 2002 of New Tenneco      $500,000,000
 8% Notes due 1999 of Tenneco          8.20% Notes due 1999 of New Tenneco       $250,000,000
 9% Debentures due 2012 of Tenneco     9.20% Debentures due 2012 of New Tenneco  $150,000,000
 9 7/8% Notes due 2001 of Tenneco      10.075% Notes due 2001 of New Tenneco     $200,000,000
 10% Debentures due 2008 of Tenneco    10.20% Debentures due 2008 of New Tenneco $250,000,000

  We are the registered holder of Old Securities held for your account. A tender of such securities can be made and consent to the Proposed Amendments (as defined in the Prospectus) and execution of the Supplemental Indenture (as defined in the Prospectus) may be given only by us as the registered holder and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER OLD SECURITIES HELD BY US FOR YOUR ACCOUNT OR TO CONSENT TO THE PROPOSED AMENDMENTS AND EXECUTION OF THE SUPPLEMENTAL INDENTURE.

  We request that you advise us whether you wish us to tender any or all of the Old Securities held by us for your account and to consent to the Proposed Amendments and execution of the Supplemental Indenture upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

  Your instructions to us should be forwarded as promptly as possible in order to permit us to execute the Letter of Transmittal and tender your Old Securities and consent to the Proposed Amendments and the execution of the Supplemental Indenture on your behalf in accordance with the terms of the Exchange Offers.

  Your attention is directed to the following:

    1. The New Securities will be issued in exchange for the Old Securities (and all accrued and unpaid interest on the Old Securities will be paid in immediately available (same-day) funds) on the first New York Stock Exchange ("NYSE") trading day following the acceptance by New Tenneco of the tenders for exchange of Old Securities (the "Issuance Date") to The Chase Manhattan Bank, as Exchange Agent (the "Exchange Agent"), which will forward such New Securities and accrued interest (if applicable) to exchanging holders of Old Securities on the third NYSE trading day following the applicable Expiration Time (the "Exchange Date").

    2. Each Exchange Offer will expire at 5:00 p.m., New York City time, on Tuesday, December 10, 1996, unless extended or earlier terminated. Consummation of the Exchange Offer with respect to any series of Old Securities is conditioned upon, among other things, acceptance of the Exchange Offers and the Tender Offers (as defined in the Prospectus) by holders of at least a majority of the aggregate principal amount of the Old Securities and Other Securities (as defined in the Prospectus) of all series outstanding under the Indenture (as defined in the Prospectus). New Tenneco may in its sole discretion waive the Minimum Tender Condition (as defined in the Prospectus) with respect to one or more series of Old Securities and accept any Old Securities tendered; provided that the Proposed Amendments will not become effective if New Tenneco has not received the Requisite Consents (as defined in the Prospectus).

    3. Tenders of Old Securities may be withdrawn (and consents thereby may be revoked) at any time prior to the applicable Expiration Time.

    4. The Proposed Amendments would, among other things, amend the provisions in the Old Indenture that, if not amended, would require New Tenneco and Newport News Shipbuilding Inc., an existing wholly owned subsidiary of Tenneco, in connection with the Distributions referred to in the Prospectus to sign supplemental indentures and become co-obligors of securities issued under the Old Indenture (the application of which New Tenneco and Tenneco believe, in any event, is uncertain).

    5. Any transfer taxes with respect to the sale and transfer of any Old Securities pursuant to the Exchange Offers will be paid by New Tenneco, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    6. Holders of Old Securities who desire to accept an Exchange Offer in respect of their Old Securities must consent to the Proposed Amendments with respect to such Old Securities. The valid tender of any Old Securities will constitute a consent to the Proposed Amendments with respect to such Old Securities.

  If you wish to have us tender any or all of your Old Securities and consent to the Proposed Amendments, please so instruct us by completing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender and consent on your behalf by the Expiration Time.

  Exchange Offers are not being made to, and consents are not being solicited from (nor will tenders of Old Securities be accepted from or on behalf of), holders in any jurisdiction in which the making of the Exchange Offers or acceptance for payment of the Old Securities would not be in compliance with the laws of that jurisdiction. However, New Tenneco may, in its sole discretion, take such action as it may deem necessary to make the Exchange Offers and solicit consents in any such jurisdiction, and may extend the Exchange Offers to, and solicit consents from, holders in that jurisdiction.

                  INSTRUCTION WITH RESPECT TO EXCHANGE OFFERS

  The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus of New Tenneco dated November , 1996, and the related Letter of Transmittal in connection with the Exchange Offers by New Tenneco.

  This will instruct you to (a) tender the Old Securities indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal and (b) consent to the Proposed Amendments and the execution of the Supplemental Indenture with respect to the Old Securities tendered.

                                   SIGN HERE
^                                  ^     ^                                    ^
____________________________________     ______________________________________
             Signature                                 Signature
                                           (If more than one account holder)
____________________________________     ______________________________________
____________________________________                    Address
Names (Please Print)                     ______________________________________
                                                        Zip Code
                                         ______________________________________
                                         Daytime Telephone No. (including Area
                                                          Code)
                                         Dated: _________________________, 199

Type of Old Securities to be tendered
and as to which consent to the
Proposed Amendments
is given

(check only one*):                       Principal Amount Tendered**


[_] 6 1/2% NOTES DUE 2005
[_] 7 1/4% DEBENTURES DUE 2025
[_] 7 7/8% NOTES DUE 2002
[_] 8% NOTES DUE 1999
[_] 9% DEBENTURES DUE 2012
[_] 9 7/8% NOTES DUE 2001
[_] 10% DEBENTURES DUE 2008
--------
 * A separate instruction must be completed for each type of Old Security tendered.
 ** The tender of Old Securities will constitute a consent to the Proposed
    Amendments.


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